Exhibit 10.3
Non-Employee Director

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
MR. COOPER GROUP INC.
2019 OMNIBUS INCENTIVE PLAN
Mr. Cooper Group Inc. (the “Company”), pursuant to its 2019 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, and in the Restricted Stock Unit Agreement (attached hereto) and the Plan, each of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]
Number of

Restricted Stock Units:	[Insert Number of Restricted Stock Units]

Vesting:
Provided the Participant has not undergone a Termination prior to the applicable vesting date, 100% of the Restricted Stock Units granted hereunder shall vest on the earlier to occur of (i) the first anniversary of the Date of Grant and (ii) the date of the Company’s first annual stockholders’ meeting that occurs following the Date of Grant; provided, however, that in the event of a Termination due to the Participant’s death or Disability all unvested Restricted Stock Units not previously forfeited shall immediately vest on the date of such Termination of Participant.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT

MR. COOPER GROUP INC.
2019 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
(Non-Employee Director)

Pursuant to the terms of the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant, and subject to the terms of this Restricted Stock Unit Agreement (the “Agreement”) and the Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Mr. Cooper Group Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions of this Agreement and the Plan, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants, as of the Date of Grant, to the Participant the number of Restricted Stock Units provided in the Grant Notice. Each Restricted Stock Unit granted hereby entitles the Participant to receive one share of Common Stock upon settlement of such Restricted Stock Unit, subject to the terms and conditions set forth in this Agreement and the Plan.
2.Vesting.    Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
(a)Change in Control. The Restricted Stock Units are subject to Section 12(b) of the Plan.
(b)Treatment upon Termination.    Except as otherwise provided in the Grant Notice, upon a Termination of Participant all then unvested Restricted Stock Units will be immediately forfeited without consideration.
3.Settlement. Subject to Section 4, and except as otherwise elected pursuant to any deferral election form properly submitted to the Company pursuant to any deferred compensation plan implemented for the purpose of allowing deferral of settlement in a manner permitted under Section 409A of the Internal Revenue Code, the Restricted Stock Units will be settled in shares of Common Stock no later than the thirtieth (30th) day following the applicable vesting date (such actual date of issuance of Common Shares, the “Settlement Date”). The Participant shall have no rights as a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units until the Settlement Date.
4.Forfeiture. Notwithstanding anything contained in the Grant Notice, the Plan or this Agreement to the contrary, all Restricted Stock Units for which a Settlement Date has not occurred, whether or not then vested, will be immediately forfeited without consideration, and the Participant shall cease to have any rights with respect thereto, upon any Detrimental Activity.
5.Non-Transferability. The Restricted Stock Units are not transferable by the Participant except in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
6.Rights as a Stockholder/Dividend Equivalents. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Participant shall not be entitled to any dividend equivalents with respect to the Restricted Stock Units to reflect any dividends payable on shares of Common Stock.
7.Withholding Tax. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant acknowledges and agrees that to the extent consistent with applicable law and, to the extent the Participant’s status is an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of Restricted Stock Units.
8.Section 409A of the Code. This Agreement and the Grant Notice are intended to comply with, or be exempt from, the provisions of Section 409A of the Code (“Section 409A”), and this Agreement shall be construed and interpreted in accordance with such intent. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this Agreement and/or the Grant Notice in any respect as may be necessary or appropriate to comply with Section 409A, including without limitation by delaying the issuance of the shares of Common Stock contemplated hereunder. Notwithstanding any other provision of this Agreement to the contrary, (i) any member of the Company Group and their respective officers, directors, employees, or agents make no guarantee that the terms of this Agreement as written comply with the provisions of Section 409A, and none of the foregoing shall have any liability for the failure of the terms of this Agreement as written to comply with the provisions of Section 409A and (ii) if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. Each payment in a series of payments hereunder will be deemed to be a separate payment for purposes of Section 409A.
9.Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board or the Committee shall govern.
10.Notice. Every notice or other communication relating to this Agreement or a Grant Notice between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.No Right to Continued Service. This Agreement does not confer upon the Participant any right to continue as a member of the Board, an employee or other service provider to the Company Group.
12.Binding Effect. This Agreement and the Grant Notice shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement or the Grant Notice shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14.Governing Law. This Agreement and the Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
15.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
16.Integration. This Agreement, the Grant Notice and the Plan contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises,

representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, in the Grant Notice and the Plan. This Agreement, the Grant Notice and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.
17.Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board, or the Committee, in respect of the Plan, this Agreement and this Award of Restricted Stock Units shall be final, binding and conclusive.